June 14, 2002

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:


We have reviewed the representations contained in the Form 8-K dated June 14, 2002 and we agree with the statements contained therein.


Sincerely,



/s/ TANNER + COMANY


Salt Lake City, Utah
June 14, 2002